Exhibit 99.B(d)(64)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

Dated July 1, 2003, as amended June 30, 2005, November 3, 2006, July 17, 2007 and
July 8, 2009

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Diversified Alpha Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Mid-Cap Fund

Large Cap Fund

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:

/s/ Aaron C. Buser	/s/ Scott Hayward

Name:	Name:

Aaron C. Buser	Scott Hayward

Title:	Title:

Vice President	Chief Executive Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

Dated July 1, 2003, as amended June 30, 2005, November 3, 2006, July 17, 2007 and
July 8, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Large Cap Diversified Alpha Fund	X.XX	%
Mid-Cap Fund	X.XX	%
Large Cap Fund	X.XX	%
Tax-Managed Large Cap Fund	X.XX	%
Large Cap Growth Fund	X.XX	%

Agreed and Accepted:

By:	By:

/s/ Aaron C. Buser	/s/ Scott Hayward

Name:	Name:

Aaron C. Buser	Scott Hayward

Title:	Title:

Vice President	Chief Executive Officer